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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2000

                         Titan Motorcycle Co. of America

               (Exact Name of Registrant as Specified in Charter)


         Nevada                     000-24477                   86-0776876
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
(State or Other Jurisdiction        (Commission                (IRS Employer
  of Incorporation)                 File Number)             Identification No.)
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2222 West Peoria Avenue, Phoenix, Arizona                               85029
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code             (602) 861-6977
                                                   -----------------------------

          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

         FINANCIAL CONDITION

         Titan Motorcycle Co. of America (the "Company") announced today that it has signed a modification and extension through September 11, 2000 to its loan agreement with Wells Fargo Business Credit, Inc. A copy of the modification and extension is included as Exhibit 10.1 to this filing. The extension was granted in light of Titan's inability to date to secure a new credit facility to replace the existing line of credit. In this regard, discussions with two potential new lenders that had expressed a preliminary interest in replacing and expanding the existing facility have terminated, and the Company is in the process of seeking additional capital and a new lender. Among other things, the modification and extension with Wells Fargo (1) further limits the Company's borrowing capacity, and (2) requires that the Company develop and implement profit improvement and asset reduction plans and engage an investment banker to explore the Company's strategic alternatives. If the Company is unable to replace the Wells Fargo line with a new credit facility, it will be forced to sell or wind down its business.
In addition, the loan agreement contains various continuing obligations, including financial covenants. If the Company fails to satisfy these covenants, it would go into default which could accelerate any decision to liquidate or file for reorganization.

         The Company also announced that: (i) it is receiving increasing pressure for additional payments from trade creditors, and is encountering difficulties in obtaining necessary parts from these suppliers to manufacture its motorcycles; (ii) Deutsch Financial Service and Transamerica Commercial
Finance Corporation, which provide "floor financing" to the Company's dealers, have notified the Company that they intend to terminate (in Transamerica's case) or may terminate (in Deutsch's case) these arrangements unless dealer payments are guaranteed or other accommodations are made; (iii) the Company is in the process of reducing its workforce by approximately 25% in an effort to lower expenses, and (iv) distributorships owned by the Keery family, which controls
Titan Motorcycles, are in the process of being sold or shut down. These stores have historically accounted for a significant portion of the Company's sales and currently owe the Company approximately $600,000, the collection of which is uncertain. The inventory held by these dealerships will be returned to the Company through Transamerica, with a corresponding payment due Transamerica in the amount of $1.3 million. The Company does not have the cash to make this payment, and has reached a verbal agreement with Transamerica that would allow it to resell the returned inventory to dealers and repay Transamerica over a three month period.

         In light of the foregoing, the Company is actively reviewing a number of possible strategic alternatives, including: (A) seeking alternative sources of capital or debt financing; (B) negotiating to maintain the Transamerica and Deutsch facilities in place; (C) implementing a further reduction in its workforce and an overall reduction in its operations; and (D) selling or merging the Company. There can be no assurance that the Company will be able to implement any of these strategies. If the Company is not successful in achieving one or more of these strategic alternatives, it may be forced to liquidate or file for reorganization under the federal bankruptcy laws.

         NASDAQ LISTING

         The Company also announced that it was notified by Nasdaq that it was not in compliance with Nasdaq's continuing SmallCap Market criteria.
Specifically, Nasdaq noted that the Company did not have either $2 million in net tangible assets, $35 million of market capitalization or $5 million in net income. Subsequent to Nasdaq's notification, the Company's preferred stockholders agreed to modify the terms of their preferred stock so that it would be characterized under generally accepted accounting principles as capital, rather than as mezzanine instruments.




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Upon filing of appropriate amendments to the terms and conditions of the Series
A and Series B Convertible Preferred Stock, the Company believes that its net tangible assets (assuming it is a going concern) will exceed the minimum Nasdaq requirement of $2 million and has so notified Nasdaq. Nasdaq also inquired into the reasons for the Company's auditors rendering a going concern opinion in connection with the Company's 1999 financial statements, which (together with the opinion) were filed in its Form 10-K for the year-ended December 31, 1999.
The Company advised Nasdaq that the going concern opinion issued by its auditors arose principally out of the fact that its primary financing source, its line of credit with Wells Fargo Business Credit, was to come due on April 10, 2000, and at year-end the Company did not have another facility available to refinance this debt. Coupled with Company's losses from operations, the auditors determined that a going concern opinion was appropriate. The Company has received extensions on the Wells Fargo facility, the most recent one of which is described above and included herein. In light of the Company's current situation, it is unsure whether the Nasdaq will take action to delist the Company's securities and, if so, what the timing of such an action would be.

         If the Company fails to maintain Nasdaq SmallCap Market listing for its securities, trading in its stock is likely to be materially adversely effected.
Among other things, the Company's common stock would then constitute "penny stock," which would place increased regulatory burden upon brokers, making them less likely to make a market in the stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

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
EXHIBIT
NUMBER       DESCRIPTION
------       -----------
10.1         First Amendment to Amended and Restated Loan and Security Agreement
             dated as of July 10, 2000 with Wells Fargo Business Credit, Inc.
             (executed July 14, 2000)

10.2         Proposed Amended and Restated Certificate of Designation for Series A
             Preferred Stock

10.3         Proposed Amended and Restated Certificate of Designation for Series B
             Preferred Stock
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Titan Motorcycle Co. of America

                                 /s:/Francis S. Keery/
                                 ---------------------
                                 Francis S. Keery
                                 Chief Executive Officer

Dated: July 17, 2000

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                                       EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

10.1 First Amendment to Amended and Restated Loan and Security Agreement dated as of July 10, 2000 with Wells Fargo Business Credit, Inc.
             (executed July 14, 2000)

10.2         Proposed Amended and Restated Certificate of Designation for
             Series A Preferred Stock

10.3         Proposed Amended and Restated Certificate of Designation for
             Series B Preferred Stock